December  31, 1997




Board of Directors
Galveston's Steakhouse Corp.
151 East Alessandro Boulevard
Riverside, CA 92508

                  RE: REGISTRATION STATEMENT ON FORM SB-2

Gentlemen:


                  We have acted as counsel to Galveston's Steakhouse Corp., a Delaware corporation ("Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's registration statement on Form SB-2 (together with all amendments, the "Registration Statement"). The Registration Statement relates to the registration under the Act of 1,562,000 shares of the Company's common stock ("Common Stock").


                  In rendering this opinion, we have reviewed the Registration Statement, as well as a copy of the Company's Certificate of Incorporation and Bylaws, each as amended to date. We have also reviewed such documents and such statutes, rules and judicial precedents as we have deemed necessary for the opinions expressed herein.

                  In rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of originals of such photostatic copies.

                  Based upon and in reliance upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that the shares of Common Stock have been duly and validly authorized and, when sold, will be legally issued, fully paid and nonassessable.

                  This opinion is limited to the corporate law of Delaware, and we express no opinion with respect to the laws of any other jurisdiction.




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                  We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.



                  This opinion is based upon our knowledge of law and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.


                                                     Sincerely,

                                                     LEHMAN & EILEN